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                                                                     EXHIBIT 2.1

                                 NETLINK, INC.
                              DISCLOSURE SCHEDULE

                                     INDEX

Schedule No.            Title
------------            -----
    2.1                 Subsidiaries
    2.3                 Capitalization
    2.5(a)              Agreements
    2.5(b)              Breaches
    2.5(c)              Conflicts with Transaction Agreement
    2.6(a)              Compliance
    2.6(b)              Company Permits
    2.7                 Financial Statements
    2.8                 Certain Changes of Events
    2.9                 Liabilities
    2.10                Litigation
    2.11(a)             Employee Benefit Plans
    2.11(b)             Retiree Benefits
    2.11(c)             Options and Other Rights
    2.11(d)             Employment Agreements
    2.12                Labor Matters
    2.14                Restrictions on Business Activities
    2.15                Title to Property
    2.16(b)             Taxes
    2.17                Environmental Matters
    2.18(b)             Intellectual Property
    2.18(c)             Use of Intellectual Property
    2.18(d)             Intellectual Property Claims
    2.19                Interested Party Transactions
    2.20                Insurance
    2.21                Accounts Receivable; Inventories; Fixed Assets
    2.22                Pooling Matters
    2.23                Brokers
    2.24                Change in Control Payments
    2.25                Expenses
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                                   EXHIBITS
                                   --------

1.2 Certificate of Merger of Cabletron Merger, Inc., a Delaware corporation with and into Netlink, Inc., a Delaware corporation.

4.1(e)          Operating Budget of Netlink, Inc.

5.5             Form of Affiliate Agreement.

6.2(d) Form of Opinion of Testa, Hurwitz & Thibeault, L.L.P., Counsel to Netlink

6.2(i)          Escrow Agreement.

6.2(j)(1)       List of Employees who have entered into Employment Agreements with Netlink, Inc. and Cabletron Systems, Inc.

6.2(j)(2)       Form of Employment Agreement by and among Employees and Netlink,
                Inc. and Cabletron Systems, Inc.

6.2(j)(3)       List of Employees who have entered into Employment Agreements with Netlink, Inc. Cabletron Systems, Inc.

6.2(j)(4)       Form of Employment Agreement by and among Employees and Netlink,
                Inc. and Cabletron Systems, Inc.

6.3(e)          Form of Opinion of Ropes & Gray, Counsel to Cabletron.

                                   SCHEDULES
                                   ---------

5.5             Affiliates of Netlink, Inc.

5.12            Consultants

8.1(c) Certain matters for which the stockholders of Netlink provide indemnification.